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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-69414 of Mercury Air Group, Inc. on Form S-8 of our report dated September 27, 2000, appearing in this Annual Report on Form 10-K of Mercury Air Group, Inc. for the year ended June 30, 2000.



Deloitte & Touche LLP


Los Angeles, CA
September 27, 2000